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                                                                    EXHIBIT 10.8

                            ASSET PURCHASE AGREEMENT

         Agreement entered into on December 8, 1997, by and between NationsRent of Indiana, Inc., a Delaware corporation (the "Buyer"), and C&E Rental and Service, Inc., an Indiana corporation (the "Seller"). The Buyer and the Seller are referred to collectively herein as the "Parties."

                                    RECITALS

         This Agreement contemplates a transaction in which the Buyer will purchase all of the assets (and assume certain of the liabilities) of the Seller in return for cash and other consideration.

                             STATEMENT OF AGREEMENT

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         SS.1.      DEFINITIONS.

         "Acquired Assets" means all right, title, and interest in and to all of the assets and business of Seller, including all Cash, tangible and intangible personal property and real property interests, machinery, equipment (including Rental Equipment), inventories of materials and supplies, furniture and fixtures, automobiles, trucks, tractors, trailers, leases, subleases and rights thereunder, agreements, contracts, accounts, notes, and other receivables, claims, deposits, prepayments, refunds, causes of action, rights of recovery, rights of set off and rights of recoupment, franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, books, records, ledgers, files, documents, correspondence, lists, including, without limitation, all assets set forth in Schedule A attached hereto; provided, however, that the Acquired Assets shall not include (i) the corporate charter, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation, (ii) any of the rights of the Seller under this Agreement (or any other agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement, (iii) Cash in the Seller's bank accounts as of the Closing up to $100,000 (the "Excluded Cash"), and (iv) the Seller's real property interests relating to its four parcels of real estate (equipment rental locations) with improvements located at Noblesville, Michigan Road, Franklin, and Columbus, respectively (as more specifically described in the Lease Agreements) (separately referred to herein as a "Facility" and together as the "Facilities Real Estate").



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         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Agreement With Stockholder" means the Agreement with the Stockholder entered into concurrently herewith and attached hereto as Exhibit E.

         "Applicable Rate" means the interest rate announced from time to time by Fifth Third Bank, as its prime lending rate, expressed as a percent per annum, determined on a daily basis.

         "Assumed Liabilities" means the Liabilities of the Seller to be assumed by the Buyer hereunder as set forth in Schedule B attached hereto.

         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "Buyer" has the meaning set forth in the preface above.

         "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Seller's financial statements.

         "Closing" has the meaning set forth in ss.2(f) below.

         "Closing Date" has the meaning set forth in ss.2(f) below.

         "Confidential Information" means any information concerning the businesses and affairs of the Seller that is not already generally available to the public.

         "Consulting Agreement" has the meaning set forth in ss.2(e)(ii) below.

         "Disclosure Schedule" has the meaning set forth in ss.3 below.

         "Employment Agreement" has the meaning set forth in ss.2(e)(i) below.

         "Excluded Cash" has the meaning set forth in this ss.1 under the definition of Acquired Assets.



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         "Facility" has the meaning set forth in this ss.1 under the definition of Acquired Assets.

         "Facilities Real Estate" has the meaning set forth in this ss.1 under the definition of Acquired Assets.

         "Financial Statements" has the meaning set forth in ss.3(g) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Indemnified Party" has the meaning set forth in ss.7(d) below.

         "Indemnifying Party" has the meaning set forth in ss.7(d) below.

         "Knowledge" means actual knowledge after reasonable investigation.

         "Lease Agreement" has the meaning set forth in ss.2(d) below.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

         "Most Recent Financial Statements" has the meaning set forth in ss.3(g) below.

         "Most Recent Fiscal Month End" has the meaning set forth in ss.3(g) below.

         "Most Recent Fiscal Year End" has the meaning set forth in ss.3(g) below.

         "Note" has the meaning set forth in ss.3(r) below.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Parties" has the meaning set forth in the preface above.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).



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         "Pre-Billed Accounts Amount" means the aggregate amount of all sums billed by Seller on customer accounts for any services to be rendered or provided after the Closing Date, as identified, described and calculated in Schedule C attached hereto.

         "Purchase Price" has the meaning set forth in ss.2(c) below.

         "Rental Equipment" means all machinery, equipment, tools, supplies, and other similar tangible personal property used or held for use by the Company or its customers.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

         "Seller" has the meaning set forth in the preface above.

         "Stockholder" means Edgar Lynn Coverdale, the sole shareholder of the Seller.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Internal Revenue Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Third Party Claim" has the meaning set forth in ss.7(d) below.

         SS.2.    BASIC TRANSACTION.

         (A) PURCHASE AND SALE OF ASSETS. On and subject to the terms and conditions of this Agreement, at the Closing the Buyer will purchase from the Seller, and the Seller will sell, assign, transfer, convey, and agree to deliver to the Buyer, all of the Acquired Assets for the consideration specified below in this ss.2.

         (B) ASSUMPTION OF LIABILITIES. On and subject to the terms and conditions of this Agreement, at the Closing the Buyer agrees to assume and become responsible for all of the Assumed Liabilities. The Buyer will not assume or have any responsibility, however, with respect to any other obligation or Liability of the Seller not included within the definition of Assumed Liabilities.



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         (C)      PURCHASE PRICE.

                  (i) At Closing, the Buyer agrees to pay to the Seller Twelve Million Two Hundred Fifty Thousand Dollars ($12,250,000) less the Pre-Billed Accounts Amount as of the Closing (the "Purchase Price").

                  (ii) The Purchase Price will be payable as follows: (A) a $2,000,000, five-year, convertible, subordinated 6.5% unsecured promissory note in the form of Exhibit A attached hereto (the "Note"), such Note to be executed by the Buyer and delivered to the Seller at the Closing; and (B) a cash payment to the Seller in an amount equal to the balance of the Purchase Price payable at the Closing by wire transfer.

         (D) LEASE OF FACILITIES REAL ESTATE. At the Closing, the Buyer and the Seller will enter into a separate lease agreement for each Facility as of the Closing Date each in the form of Exhibit B attached hereto (each, a "Lease Agreement"), on the terms as specified in Schedule D attached hereto.

         (E)      EMPLOYMENT AND CONSULTING AGREEMENTS.

                  (i) Employment Agreements. At the Closing the Buyer will enter into employment agreements with Randy Elliott and Brad Coverdale as of the Closing Date in the form of Exhibit C-1 and Exhibit C-2 attached hereto (each an "Employment Agreement").

                  (ii) Consulting Agreement. The Buyer will also enter into a consulting agreement as of the Closing Date with Edgar Coverdale in the form of Exhibit C-3 attached hereto (the "Consulting Agreement").

         (F) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Squire, Sanders & Dempsey L.L.P. in Columbus, Ohio commencing at 11:00 a.m. local time on December 19, 1997 or such other date as the Parties may mutually determine (the "Closing Date"). Subject to the provisions of ss.8, failure to consummate the transactions contemplated by this Agreement on the date and time specified in this ss.2(f) will not result in the termination of this Agreement and will not relieve any party of its obligations under this Agreement.

         (G) DELIVERIES AT THE CLOSING. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents as required herein; (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents as required herein; (iii) the Seller will execute, acknowledge (if appropriate), and deliver to the Buyer such instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel reasonably may request; (iv) the Buyer will execute, acknowledge (if appropriate), and deliver to the Seller such instruments of assumption as the Seller and its counsel reasonably may request; and (v) the Buyer will deliver to the Seller the consideration specified in ss.2(c) above.

         SS.3.      REPRESENTATIONS AND WARRANTIES OF THE SELLER.



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         The Seller represents and warrants to the Buyer that the statements contained in this ss.3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3), except as set forth in the disclosure schedule accompanying this Agreement executed and delivered by the Seller to Buyer on the date hereof (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss.3.

         (A) ORGANIZATION OF THE SELLER. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         (B) AUTHORIZATION OF TRANSACTION. The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions.

         (C) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or to the Knowledge of the Seller, other restriction of any government, governmental agency, or court to which the Seller is subject; (ii) any provision of the charter or bylaws of the Seller; or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in ss.2 above).

         (D) BROKERS' FEES. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

         (E) TITLE TO ASSETS. The Seller has good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, and, other than as set forth in ss.3(e) of the Disclosure Schedule, are free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. Without limiting the generality of the foregoing, the Seller has and hereby transfers good and marketable title to all of the Acquired Assets, free and clear of any Security Interest or restriction on transfer.



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         (F)      SUBSIDIARIES; AFFILIATES. The Seller has no Subsidiaries. None
of the Seller's Affiliates is engaged in any business except as a stockholder, director, officer and/or employee of the Seller.

         (G) FINANCIAL STATEMENTS. Attached hereto as Exhibit D are the following financial statements (collectively the "Financial Statements"): (i) unaudited balance sheets and statements of income, changes in control account, and cash flow as of and for the fiscal year ended December 31, 1996 (the "Most Recent Fiscal Year End") for the Seller, and (ii) unaudited balance sheets and statements of income, changes in control account, and cash flow (the "Most Recent Financial Statements") as of and for the ten months ended October 31, 1997 (the "Most Recent Fiscal Month End") for Seller. The Financial Statements (including the notes thereto) present fairly the financial condition of the Seller as of such dates and the results of operations of the Seller for such periods, are correct and complete, and are consistent with the books and records of the Seller (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items. Further, the earnings of the Seller before interest, taxes, depreciation and amortization for the fiscal year ending December 31, 1997, will exceed $2,500,000.

         (H) UNDISCLOSED LIABILITIES. The Seller has no Liability (other than as set forth in Schedule B) relating to its business (and to the Knowledge of the Seller, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Seller giving rise to any such Liability), except for Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         (I) LEGAL COMPLIANCE. The Seller and its Affiliates has complied with and is not in violation of any applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing to Seller's charge, complaint, claim, demand, notice or, to Seller's Knowledge, no investigation has been filed or commenced against it alleging any failure so to comply except as set forth in ss.3(i) of the Disclosure Schedule.

         (J) NO ADVERSE CHANGE. Since September 30, 1997, the Seller has operated its business and otherwise conducted its affairs only in the Ordinary Course of Business and there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Seller. Without limiting the generality of the foregoing, since that date:

                  (i) the Seller has not imposed any Security Interest upon any of its assets, tangible or intangible;

                  (ii) the Seller has not paid any amount to any third party with respect to any Liability or obligation (including any costs and expenses the Seller has incurred or may



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         incur in connection with this Agreement and the transactions contemplated hereby) which would not constitute an Assumed Liability if in existence as of the Closing;

         (K) INVENTORY. All inventory of the Company, whether or not reflected in the Most Recent Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Most Recent Balance Sheet. All such inventories not written off have been priced at the lower of cost or net realizable value on a first in, first out basis. To the Knowledge of Sellers, the quantities of each item of inventory are not excessive, but are reasonable in the present circumstances of the Company.

         (L) CONTRACTS. ss.3(l) of the Disclosure Schedule lists all material contracts, including the following contracts and other agreements to which the Seller is a party:

                  (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $3,000.00 per annum;

                  (ii) any agreement (or group of related agreements) for the purchase or sale of machinery, equipment or supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Seller, or involve consideration in excess of $5,000.00;

                  (iii) any agreement concerning a partnership or joint venture;

                  (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $5,000.00 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                  (v) any agreement concerning confidentiality or noncompetition;

                  (vi) any agreement involving the Stockholder and his Affiliates;

                  (vii) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $5,000.00 or providing severance benefits;

                  (viii) any agreement under which it has advanced or loaned any amount to any of the directors, officers, and employees of the Seller outside the Ordinary Course of Business;



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                  (ix)     any agreement under which the consequences of a
         default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Seller; or

                  (x) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $5,000.00.

The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in ss.3(l) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in ss.3(l) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above); (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

         (M) LITIGATION. ss.3(m) of the Disclosure Schedule sets forth each instance in which the Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or to the Knowledge of the Seller is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasijudicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in ss.3(m) of the Disclosure Schedule could result in any adverse change in the business, financial condition, operations, results of operations, or to the Knowledge of the Seller, future prospects of the Seller. Neither the Stockholder nor the directors and officers (and employees with responsibility for litigation matters) of the Seller has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Seller and its Affiliates.

         (N) CONDITION AND SUFFICIENCY OF THE ACQUIRED ASSETS. The Acquired Assets, where applicable, are structurally sound, are in good operating condition and repair (subject to normal wear and tear), and are adequate for the uses to which they are being put, and none of the Acquired Assets, where applicable, is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Acquired Assets are sufficient for the continued conduct of the Seller's business after the Closing in substantially the same manner as conducted prior to the Closing.

         (O) PRODUCT LIABILITY. None of the Seller and its Affiliates has any Liability (and to the Knowledge of the Seller there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Seller.



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         (P)      RENTAL EQUIPMENT. All Rental Equipment of the Company, whether or not reflected in the Most Recent Balance Sheet, consists of a quality and quantity usable, rentable, or salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Most Recent Balance Sheet. All such Rental Equipment not written off has been recorded at net realizable value and has been depreciated consistent with the economic life of such Rental Equipment. To the Knowledge of Sellers, the quantities of each item of such Rental Equipment are not excessive, but are reasonable in the present circumstances of the Company. All such Rental Equipment is in good operating condition and repair, subject to normal wear and tear, and has been maintained in the ordinary course in a manner consistent with normal industry practice.

         (Q) DISCLOSURE. The representations and warranties contained in this ss.3 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this ss.3 not misleading.

         (R) INVESTMENT. The Seller (i) understands that the Note has not been, and will not be, registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Note solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Note, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Note, and (vi) is an accredited investor.

         (S) ACCOUNTS RECEIVABLE. All accounts receivable of the Seller that are reflected on the Most Recent Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. On the Closing, the Seller shall execute and deliver to the Buyer an assignment of the Seller's Accounts Receivable. Such assignment shall identify the account debtors and the amounts of the respective accounts being thereby assigned. The Buyer may collect all Accounts Receivable existing on the Closing, and the Seller shall not be required to take any actions with respect to such Accounts Receivable. The Seller shall not be obligated to sue or otherwise enforce collections of such Accounts Receivable nor be obligated to the Buyer with respect to such Accounts Receivable or any uncollectible portion thereof, except to the extent Seller receives payment therefor after the date of the Closing. ss.3(s) of the Disclosure Schedule contains a complete and accurate list of all Accounts Receivable as of the date of the Most Recent Balance Sheet, which list sets forth the aging of such Accounts Receivable. Notwithstanding the foregoing, on the Closing, the Buyer shall hold back from the Purchase Price ("Accounts Receivable Holdback") an amount equal to the sum of (i) 10% of any Accounts Receivable outstanding for 45 days or less as of the Closing Date, plus (ii) 100% of any Accounts Receivable outstanding for more than 45 days as of the Closing Date. Both after 90 days following the Closing Date and after 180 days following the Closing

Date, the Buyer shall reconcile the Accounts Receivable Holdback with the Accounts Receivable actually collected and shall pay the Seller the sum of (i) the excess of 90% of any Accounts Receivable collected that were outstanding for 45 days or less as of the Closing Date, plus (ii) 100% of any Accounts Receivable collected that were outstanding for more than 45 days as of the Closing Date. As an accommodation to Seller, Buyer is assuming the charged off collectibles portion of the Accounts Receivable and will forward to Seller any amounts collected on such accounts, less any costs of such collection.

         SS.4.    REPRESENTATIONS AND WARRANTIES OF THE BUYER.

         The Buyer represents and warrants to the Seller that the statements contained in this ss.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.4).

         (A) ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         (B) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

         (C) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or to the Knowledge of the Buyer other restriction of any government, governmental agency, or court to which the Buyer is subject; (ii) any provision of its charter or bylaws; or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in ss.2 above).

         (D) BROKERS' FEES. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

         SS.5.    POST-CLOSING COVENANTS.



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         The Parties agree as follows with respect to the period following the
Closing.

         (A) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under ss.7 below). The Seller acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and data of any sort relating to the Seller other than as excluded in the definition of Acquired Assets. From and after the Closing Date Buyer agrees to provide Seller with access, upon notice and at reasonable times, to records of Buyer relating to the Acquired Assets, including the business information of Seller transferred to Buyer to the extent necessary to permit Seller and the Stockholder to prepare their respective tax returns and to respond to any governmental inquiry, litigation, prospective litigation, threatened litigation, claims or other events.

         (B) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Seller and its Affiliates, the other Party will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under ss.7 below).

         (C) TRANSITION. The Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Seller from maintaining the same business relationships with the Buyer after the Closing as it maintained with the Seller prior to the Closing. The Seller will refer all customer inquiries relating to the business of the Seller to the Buyer from and after the Closing.

         (D) CONFIDENTIALITY. The Seller will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement. In the event that the Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this ss.5(d). If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Seller may disclose the Confidential Information to the tribunal; provided, however, that the Seller shall use its reasonable best efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

         (E) COVENANT NOT TO COMPETE. In consideration for the Purchase Price and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, for a period of five years from and after the Closing Date, neither the Seller nor any Affiliate of the Seller (including Edgar Lynn Coverdale, Brad Coverdale, and Randy Elliott) will engage directly or indirectly in any business that the Seller conducts as of the Closing Date (except for lease of the Facilities Real Estate as set forth herein) in any area within a 250-mile radius of the Facilities Real Estate; provided however, that the purchase and sale of real property by the Seller and/or any Affiliate of the Seller shall not be deemed to be engaging solely by reason thereof in any such businesses; and provided, further, that ownership of less than 1% of the outstanding stock of any publicly traded corporation shall not be deemed to be engaging solely by reason thereof in any of such businesses. If the final judgment of a court of competent jurisdiction declares that any term or provision of this ss.5(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         (F) SALES TAXES, ETC. The Seller will be responsible for sales, use or other transfer taxes, fees or expenses incurred as a result of the transactions contemplated by this Agreement.

         (G) NOTICE OF DEVELOPMENTS; CURE. The Seller will notify the Buyer promptly in writing of, and contemporaneously will provide the Buyer with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction, or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of the Seller under this Agreement to be breached, or that renders or will render untrue any representation or warranty of the Seller contained in this Agreement as if the same were made on or as of the date of such event, transaction, or circumstance. The Seller also will use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant, or agreement made by it in this Agreement, whether occurring or arising before or after the date of this Agreement. No disclosure by the Seller pursuant to this ss.5(g), however, shall be deemed to amend or supplement the Disclosure Schedule, or to prevent or cure any misrepresentation or breach of warranty, unless consented to in writing by the Buyer.

         SS.6.      CONDITIONS TO OBLIGATION TO CLOSE.

         (A) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in ss.3 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) Buyer and Seller in the case of the Facilities located at Noblesville, Michigan Road and Franklin, and in the case of the Facility located at Columbus, the Buyer and Barco, LLC shall have entered into a Lease Agreement with respect to each such Facility;

                  (iv) Buyer shall have entered into separate Employment Agreements with Randy Elliott and Brad Coverdale and one Consulting Agreement with Edgar Lynn Coverdale;

                  (v) the Seller shall have executed and delivered to the Buyer a bill of sale acceptable to the Buyer transferring all of the Acquired Assets to the Buyer.

                  (vi) the Buyer and the Seller shall have executed a mutually agreeable instrument for assignment and assumption of the Assumed Liabilities;

                  (vii) the Seller shall have delivered, or caused to be delivered, to the Buyer a certificate of the Secretary of the Seller stating that the resolutions adopted by its board of directors and Stockholder authorizing the actions taken in connection with the transactions contemplated by this Agreement, including without limitation the execution and delivery of this Agreement, were duly adopted and continue in full force and effect (with a copy of such resolution to be annexed to such certificate).

                  (viii) no action, suit, or proceeding shall be pending or threatened before any court or quasijudicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Acquired Assets or to operate the former business of the Seller (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (ix) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in ss.6(a)(i)-(viii) is satisfied in all respects;

                  (x) the Buyer shall have obtained on terms and conditions reasonably satisfactory to it all of the financing it needs in order to consummate the transactions contemplated hereby and fund the working capital requirements of the acquired businesses after the Closing;

                  (xi) the Buyer must be satisfied, in its sole discretion, with the results of its financial, legal, and other due diligence of the Seller and its business and assets;

                  (xii) the Stockholder and the Buyer shall have entered into the Agreement with Stockholder;

                  (xiii) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

         The Buyer may waive any condition specified in this ss.6(a) if it executes a writing so stating at or prior to the Closing.

         (B) CONDITIONS TO OBLIGATION OF THE SELLER. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in ss.4 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasijudicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (iv) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in ss.6(b)(i)-(iii) is satisfied in all respects;

                  (v) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

         The Seller may waive any condition specified in this ss.6(b) if it executes a writing so stating at or prior to the Closing.

                  (C) SCHEDULES AND EXHIBITS. The Buyer's Disclosure Schedule, the Seller's Disclosure Schedule, the Schedules and the Exhibits, none of which have been prepared as of the date hereof, shall be prepared prior to the Closing and be in form and substance acceptable to each of the Seller and the Buyer; provided, however, that the Seller shall deliver the form of such Seller's Disclosure Schedule, Schedules and Exhibits to the Buyer at least two (2) days prior to the Closing.

         SS.7.      REMEDIES FOR BREACHES OF THIS AGREEMENT.

         (A) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Buyer and the Seller contained in this Agreement shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

         (B)      INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.

                  (i) In the event the Seller breaches (or in the event any third party alleges facts that, if true, would mean the Seller has breached) any of its representations, warranties, and covenants contained in this Agreement, then the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                  (ii) The Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by:

                           (A) any Liability of the Seller not listed on Schedule B (including any Liability of the Seller that becomes a Liability of the Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law);

                           (B) any Liability of the Seller for unpaid Taxes, with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable to the portion of such period beginning before and ending on the Closing Date) including, but not limited to, any Taxes assessed as a result of the current sales tax audit or as a result of any other audit of the Company;

                  (iii) The Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Seller's operation of the business prior to the Closing, provided, however, that the Buyer will hold the Seller harmless for any Adverse Consequences arising after one year following the Closing Date resulting from the sale, rental or service of the Acquired Assets.

         (C)      INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLER.

                  (i) In the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained in this Agreement, then the Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                  (ii) The Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Assumed Liability.

         (D)      MATTERS INVOLVING THIRD PARTIES.

                  (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the other Party (the "Indemnifying Party") under this ss.7, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (ii) The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with ss.7(d)(ii) above,
         (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (iv) In the event any of the conditions in ss.7(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this ss.7.

         (E) DETERMINATION OF ADVERSE CONSEQUENCES. The Parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this ss.7. All indemnification payments under this ss.7 shall be deemed to be adjustments to the Purchase Price.

         (F) OTHER INDEMNIFICATION PROVISIONS. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant any Party may have with respect to the Seller, or the transactions contemplated by this Agreement.

         SS.8.      TERMINATION OF AGREEMENT.

         (A) TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to Closing:

                  (i) by the Buyer and the Seller by mutual written consent at any time prior to the Closing;

                  (ii) by either Buyer or Seller if the Closing shall not have been consummated on or before December 31, 1997, or such later date as the parties may agree upon;

                  (iii) by either Seller or Buyer if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

                  (iv) by the Buyer by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if events occur which render impossible compliance with one or more conditions set forth in ss.6(a) hereof and such conditions are not waived by Buyer; provided that such events did not result from any action or omission by Buyer which were within its control and which it was not expressly permitted to take or omit by the terms of this Agreement; and

                  (v) by the Seller by giving written notice to the Buyer at any time prior to the Closing (i) in the event the Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (ii) if events occur which render impossible compliance with one or more conditions set forth in ss.6(b) hereof, and such conditions are not waived by Seller; provided that such events did not result from any action or omission by Seller which were within the control of such entity and which such entity was not expressly permitted to take or omit by the terms of this Agreement.

         (B) EFFECT OF TERMINATION. If any Party terminates this Agreement as permitted by ss.8(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party provided that if such termination shall result from the willful failure of one Party to fulfill a condition to the performance of the obligations of the other Party or to perform a covenant of this Agreement or from a willful breach by such Party to this Agreement, such Party shall be fully liable for any and all damages incurred or suffered by the other Party as a result of such failure or breach. The provisions of ss.5(d) shall survive any termination hereof pursuant to ss.8(b).

         SS.9.      MISCELLANEOUS.

         (A) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

         (B) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (C) ENTIRE AGREEMENT. This Agreement, and that certain Agreement with Seller's Stockholder, dated of even date herewith (including the documents referred to herein) constitute the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

         (D) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         (E) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (F) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (G) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Seller:                  Copy to:

         Edgar Lynn Coverdale               Holt, Fleck & Free
         20288 Cumberland Road              83 South 9th Street
         Noblesville, Indiana  46060        Noblesville, Indiana  46060
                                            Attn:  Steven A. Holt, Esq.

         If to the Buyer:                   Copy to:

         NationsRent, Inc.                  Squire, Sanders & Dempsey L.L.P.
         50 West Broad Street               1300 Huntington Center
         Suite 3100                         41 South High Street
         Columbus, Ohio  43215              Columbus, Ohio  43215
         Attn:  Jeffrey E. Levine, Esq.     Attn:  Patrick J. Dugan, Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         (H) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Indiana without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Indiana.

         (I) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (J) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (K) EXPENSES. Each of the Buyer, the Seller, and the Stockholder will bear his, her or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         (L) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         (M) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (N) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to, notwithstanding the provisions of ss.9(o) below, an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

         (O) SUBMISSION TO JURISDICTION. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Hamilton County, Indiana in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

         (P) BULK TRANSFER LAWS. The Buyer acknowledges that the Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                    BUYER:

                                    NATIONSRENT OF INDIANA, INC.

                                    By:  /s/ Jeffrey E. Levine
                                        -------------------------------------
                                    Name:   Jeffrey E. Levine
                                         ------------------------------------
                                    Its:        Vice President
                                         ------------------------------------

                                    SELLER:

                                    C&E RENTAL AND SERVICE, INC.

                                    By:    /s/ Edgar Lynn Coverdale
                                         ------------------------------------
                                             Edgar Lynn Coverdale, President

                      AMENDMENT TO ASSET PURCHASE AGREEMENT
                                 BY AND BETWEEN
                        C&E RENTAL AND SERVICE, INC. AND
                          NATIONSRENT OF INDIANA, INC.

                                DECEMBER 23, 1997

         Amendment (the "Amendment"), entered into on the date first set forth above, to the Asset Purchase Agreement (the "Purchase Agreement") dated October 8, 1997 by and between C&E Rental and Service, Inc., an Indiana corporation (the "Buyer"), and NationsRent of Indiana, Inc., a Delaware corporation (the "Seller," and collectively with the Buyer, the "Parties").

         SECTION 1. DEFINITIONS. The definition of "Acquired Assets" in the Purchase Agreement as executed will be deleted and replaced with the following language:

         "Acquired Assets" means all right, title and interest in and to all of the assets and business of Seller, including all Cash, tangible and intangible personal property and real property interest, machinery, equipment (including Rental Equipment), inventories of materials and supplies, furniture and fixtures, automobiles, trucks, tractors, trailers, leases, subleases and rights thereunder, agreements, contracts, accounts, notes, and other receivables, claims, deposits, prepayments, refunds, causes of action, rights of recovery, rights of set off and rights of recoupment, franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, trademarks, service marks, trade names and other intellectual property, books, records, ledgers, files, documents, correspondence, lists, including, without limitation, all assets set forth in Schedule A attached hereto, including the Seller's real property interest relating to its equipment rental locations located at West Washington Street and Elmwood Avenue; provided, however, that the Acquired Assets shall not include (i) the corporate charter, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of Seller as a corporation, (ii) any of the rights of the Seller under this Agreement (or any other Agreement between Seller on the one hand and Buyer on the other hand entered into on or about the date of this Agreement), (iii) Cash in Seller's bank accounts as of the Closing up to the sum of $100,000 less the book value of the 1997 Chevrolet Tahoe 1500L (VIN # 1GNEK13RZVJ323779) pursuant to the terms of the Consulting Agreement (the "Excluded Cash"), and (iv) the Seller's real property interest relating to its four parcels of real estate (equipment rental locations) with improvements located at Noblesville, Michigan Road, Franklin, and Columbus, respectively (as more specifically described in the Lease Agreements) (separately referred to herein, along with the rental equipment locations at West Washington Street and Elmwood Avenue, as a "Facility" and together as the "Facilities Real Estate").

         SECTION 2. LEASE OF FACILITIES REAL ESTATE. The text in the Purchase Agreement as executed shall be deleted and replaced with the following language:

         At the Closing, the Buyer and the Seller will enter into a separate lease agreement for each Facility (other than the West Washington Street and Elmwood Avenue Facilities) each in the form of Exhibit B attached hereto (each, a "Lease Agreement"), and the Seller will assign and the Buyer will accept assignment of the current leasehold interest of the Seller in the West Washington Street Facility.

         SECTION 3(C). NONCONTRAVENTION. The text in the Purchase Agreement as currently executed will be amended by inserting the text "except as provided in ss.3(c) of the Disclosure Schedule," immediately after "(iii)" in the sixth line of said subsection.

         SECTION 3(F). SUBSIDIARIES; AFFILIATES. The text in the Purchase Agreement as executed will be amended by inserting the text "Except as provided in ss.3(f) of the Disclosure Schedule," at the beginning of the second sentence of said subsection, and changing the capitalization of "None" in that sentence.

         SECTION 5. POST-CLOSING COVENANTS. The following subsection (h) will be added to the Purchase Agreement as currently executed:

         (H) TRANSITION. The Seller shall change its name to remove "C&E Rental and Service" from its name within thirty (30) days after the Closing. Also, the Seller shall refer all customer inquiries relating to the Business to the Buyer from and after the Closing.

         SECTION 6(A). CONDITIONS TO OBLIGATION OF THE BUYER. The text in the executed version of the Purchase Agreement shall be amended by replacing the period (.) with a semi-colon (;) at the end of subsection (xiii) and adding the following two subsections:

         (xiv) the Buyer and the Seller shall have executed a mutually acceptable instrument for assignment of the trademarks, service marks, trade names, and other intellectual property of the Seller;

         (xv) the Seller will obtain all necessary consents for the assignment of the Lease at the West Washington Street Facility and the Buyer and the Seller shall have executed an Assignment of Lease for the West Washington Street Facility.

         SECTION 7(B). INDEMNIFICATION PROVISIONS FOR THE BENEFIT OF THE BUYER. The following subpargraph (ii)(C) is hereby added to the Purchase Agreement as currently executed:

         (ii)(C) any litigation matter set forth in ss.3(m) of the Disclosure Schedule.

         SECTION 7(F). RIGHT OF SET-OFF. The following Section 7(f) is hereby added to the Purchase Agreement as currently executed:

         SS.7(F) RIGHT OF SET-OFF. Upon notice to the Seller specifying in reasonable detail the basis for such set-off, the Buyer may set-off any amount to which it may be entitled under ss.7(b)(ii)(C) against any amounts otherwise payable under the Promissory Note. The exercise of the such right of set-off by the Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Promissory Note. Neither the exercise of, nor the failure to exercise, such right of set-off will constitute an electon of remedies or limit the Buyer in any manner in the enforcement of any other remedies that may be available to it.

               [Remainder of this Page Intentionally Left Blank.]

         IN WITNESS WHEREOF, the Parties hereto have executed this Amendment on the date first set forth above.

                                          BUYER:

                                          NATIONSRENT OF INDIANA, INC.


                                          By:    /s/Jeffrey E. Levine
                                             -----------------------------------
                                               Jeffrey E. Levine, Vice President


                                          SELLER


                                          C&E RENTAL AND SERVICE, INC.


                                          By:   /s/ Edgar Lynn Coverdale
                                             -----------------------------------
                                              Edgar Lynn Coverdale, President







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